Exhibit 99.1

MACOM Reports Revenue $112.6 Million, Adjusted Gross Margin of 57.4% and Adjusted EPS $0.34 (non-GAAP) for Fiscal Fourth Quarter

LOWELL, MA, November 17, 2015 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“MACOM”), a leading supplier of high-performance analog RF, microwave, millimeterwave and photonic semiconductor products, today announced its financial results for its fiscal fourth quarter and fiscal year ended October 2, 2015.

Fourth Quarter Fiscal Year 2015 GAAP Results

•	Revenue was $112.6 million, compared to $109.1 million in the prior fiscal quarter and $93.9 million in the previous year’s fiscal fourth quarter;

•	Gross margin was 50.6 percent, compared to 48.1 percent in the prior fiscal quarter and 52.0 percent in the previous year’s fiscal fourth quarter;

•	Operating income was $4.7 million, compared to $4.4 million in the prior fiscal quarter and $10.6 million in the previous year’s fiscal fourth quarter; and

•	Net income from continuing operations was $13.8 million, resulting in $0.08 income per diluted share, compared to net income from continuing operations of $1.8 million, or $0.03 income per diluted share, in the prior fiscal quarter and net income from continuing operations of $10.6 million, or $0.22 income per diluted share, in the previous year’s fiscal fourth quarter; and

•	Net income from discontinued operations during the quarter was $40.6 million related primarily to proceeds received from the sale of MACOM’s Automotive business.

Fourth Quarter Fiscal Year 2015 Adjusted Non-GAAP Results

•	Adjusted gross margin was 57.4 percent, compared to 58.0 percent in the prior fiscal quarter and 58.0 percent in the previous year’s fiscal fourth quarter;

•	Adjusted operating income was $26.2 million, or 23.2 percent of revenue, compared to $25.8 million, or 23.6 percent of revenue, in the prior fiscal quarter and $20.0 million, or 21.4 percent of revenue, in the previous year’s fiscal fourth quarter;

•	Adjusted net income was $18.8 million, or $0.34 per diluted share, compared to adjusted net income of $18.4 million, or $0.33 per diluted share, in the prior fiscal quarter and adjusted net income of $13.0 million, or $0.27 per diluted share, in the previous year’s fiscal fourth quarter; and

•	Adjusted EBITDA was $29.9 million, compared to $29.0 million for the prior fiscal quarter and $23.2 million for the previous year’s fiscal fourth quarter.

Fiscal Year 2015 GAAP Results

•	Revenue was $420.6 million, compared to $339.2 million in fiscal year 2014;

•	Gross margin was 48.4 percent, compared to 41.6 percent in fiscal 2014;

•	Operating income was $10.1 million, compared to an operating loss of $27.8 million in fiscal 2014; and

•	Fully diluted loss per share from continuing operations was $0.11 per share compared to a loss per fully diluted share from continuing operations of $0.53 per share in fiscal 2014.

Fiscal Year 2015 Adjusted Non-GAAP Results

•	Adjusted revenue was $420.6 million, compared to $338.1 million in fiscal 2014, growing 24.4 percent;

•	Adjusted gross margin was 57.5 percent, compared to 54.3 percent in fiscal year 2014, expanding by 320 basis points;

•	Adjusted operating income and operating margin were $96.9 million and 23.0 percent, compared to $63.1 million and 18.7 percent in fiscal 2014;

•	Adjusted EBITDA was $111.0 million compared to $75.8 million in fiscal year 2014, growing 46.5 percent; and

•	Adjusted EPS was $1.28 per share compared to $0.91 per fully diluted share in fiscal year 2014, growing 40.7 percent.

Management Commentary

John Croteau, MACOM’s President and Chief Executive Officer, stated, “I am pleased to announce another quarter of solid execution. During the fiscal fourth quarter Networks grew seven percent sequentially on the back of strong demand for our optical products, mainly 100G for long haul and metro networks, and lasers in the access market.

Multi-market was flat quarter on quarter with POS and OEM demand for our catalog products effectively flat sequentially. In Aerospace and Defense, we realized growth from our airborne defense radar program, which was however more than offset by push outs in legacy ground-based radar and satellite communication programs.

Mr. Croteau concluded, “This afternoon we announced a definitive agreement to acquire FiBest. We believe that this tuck-in acquisition will complement and accelerate our success in Optical, an already proven area of growth and profitability. In addition, during the quarter we began to unveil the progress we’ve made in realizing the potential of our third major secular growth driver, Active Antenna Arrays. Moving forward, we believe that Active Antennas can deliver MACOM substantial short, medium and long term growth potential, consistent in magnitude with our other two secular growth drivers - Optical and GaN.”

Business Outlook

MACOM will guide this quarter without the contribution of the FiBest acquisition, which the Company expects to close during its fiscal first quarter of 2016.

For the fiscal first quarter ending January 1, 2016, MACOM expects revenue to be in the range of $110.0 million to $114.0 million. Adjusted gross margin is expected to be between 58 and 60 percent, and adjusted earnings per share between $0.37 and $0.40 on an anticipated 56.0 million diluted shares outstanding.

Conference Call

MACOM will host a conference call on Tuesday, November 17, 2015 at 5:00 p.m. Eastern Time to discuss its fiscal fourth quarter and fiscal year 2015 financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 65615010. International callers may join the teleconference by dialing +1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 5 business days. The replay number is 1-855-859-2056 with a pass code of 65615010. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of MACOM’s website at http://www.macom.com. To listen to the live call, please go to the Investors section of MACOM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.

About MACOM

M/A-COM Technology Solutions Holdings, Inc. (www.macom.com) is a leading supplier of high-performance analog RF, microwave, millimeterwave and photonic semiconductor products that enable next-generation internet and modern battlefield applications. Recognized for its broad catalog portfolio of technologies and products, MACOM serves diverse markets, including high speed optical, satellite, radar, wired and wireless networks, industrial, medical, and mobile devices. A pillar of the semiconductor industry, we thrive on more than 60 years of solving our customers’ most complex problems, serving as a true partner for applications ranging from RF to Light.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, our statements regarding our expectations for our announced tuck-in acquisition, statements about the growth potential of MACOM’s growth drivers, including our Active Antennas offerings and any other statements regarding future trends, business strategies, competitive position, industry conditions, acquisitions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including greater than expected dilutive effect on earnings of our equity issuances, outstanding indebtedness and related interest expense and other costs, the potential that the expected rollout of fiber-to-the-home network technology or other new network technology deployments in China, Japan and other geographies fails to occur, occurs more slowly than we expect or does not result in the amount or type of new business we anticipate, lower than expected demand in any or all of our primary end markets or from any of our large OEM customers based on seasonal effects, macro-economic weakness or otherwise, our failure to realize the expected economies of scale, lowered production cost and other anticipated benefits of our previously announced GaN intellectual property licensing program or InP laser production capacity expansion program, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by any customer in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of Active Antennas, GaN, InP lasers or other solutions offered by us, failures or delays in porting and qualifying GaN or InP process technology to our Lowell, MA fabrication facility or third party facilities, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, failure of any announced transaction to close in accordance with its terms, failure to successfully integrate acquired products or realize synergies associated with acquisitions, the potential that we will experience difficulties in managing the personnel and operations associated with our proposed tuck-in acquisition in Japan, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any executed or abandoned acquisition, divestiture, joint venture, financing or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the impact of changes in export, environmental or other laws applicable to us, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, the potential loss of access to any in-licensed intellectual property or inability to license technology we may require on reasonable terms, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2015 as filed with the SEC on August 12, 2015. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, MACOM provides investors with non-GAAP adjusted financial information. Adjusted items include revenue, gross profit, gross margin, operating margin, operating income, net income, earnings per share, Adjusted EBITDA and other data calculated on a non-GAAP basis. This non-GAAP information excludes the operations of Nitronex prior to the date of acquisition, discontinued operations, the impact of fair value accounting in merger and acquisitions (M&A) of businesses, M&A costs, including acquisition and related integration costs, certain cost savings from synergies expected from M&A activities, income and expenses from transition services related to M&A activities, expected amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, certain cash compensation, restructuring charges, litigation settlement and costs, changes in the carrying values of assets and liabilities measured at fair value, contingent consideration, amortization of debt discounts and issuance costs, other non-cash expenses, earn-out costs, restructuring costs and certain income tax items. Management does not believe that the adjusted items are reflective of MACOM’s underlying performance. The adjustment of these and other similar items from MACOM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. These and other similar items are also excluded from Adjusted EBITDA, which is non-GAAP earnings before interest, income taxes, depreciation and amortization. MACOM believes this non-GAAP financial information provides additional insight into these items and MACOM’s performance and has, therefore, chosen to provide this information to investors for a consistent basis of comparison and to help them evaluate the results of MACOM’s operations and enable more meaningful period to period comparisons. These non-GAAP measures may be different than similar measures used by other companies and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data used in this earnings release is included in the supplemental financial data attached to this press release.

* * *

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Robert J. McMullan

Senior Vice President and Chief Financial Officer

P: 978-656-2753

E: bob.mcmullan@macom.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
	October 2, 2015	July 3, 2015	October 3, 2014	October 2, 2015	October 3, 2014
Revenue	$112,564	$109,058	$93,859	$420,609	$339,189
Cost of revenue	55,603	56,562	45,075	217,019	198,249

Gross profit	56,961	52,496	48,784	203,590	140,940

Operating expenses:
Research and development	22,002	20,965	19,540	82,188	71,351
Selling, general and administrative	29,964	26,592	19,595	110,030	82,593
Restructuring charges	308	558	(902)	1,280	14,823

Total operating expenses	52,274	48,115	38,233	193,498	168,767

Income (loss) from operations	4,687	4,381	10,551	10,092	(27,827)

Other income (expense):
Warrant liability gain (expense)	9,651	546	1,638	(6,020)	(3,928)
Interest expense	(4,425)	(4,505)	(4,529)	(18,376)	(12,362)
Other income (expense)	131	(225)	776	(1,096)	3,217

Total other income (expense)	5,357	(4,184)	(2,115)	(25,492)	(13,073)

Income (loss) before income taxes	10,044	197	8,436	(15,400)	(40,900)
Income tax provision (benefit)	(3,797)	(1,559)	(2,142)	(9,858)	(16,086)

Income (loss) from continuing operations	13,841	1,756	10,578	(5,542)	(24,814)
Income (loss) from discontinued operations	40,564	6,271	3,959	54,131	9,491

Net income (loss)	$54,405	$8,027	$14,537	$48,589	$(15,323)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$0.26	$0.03	$0.22	$(0.11)	$(0.53)
Income (loss) from discontinued operations	0.76	0.12	0.08	1.06	0.20

Income (loss) per share - basic	$1.02	$0.15	$0.31	$0.95	$(0.33)

Diluted:
Income (loss) from continuing operations	$0.08	$0.03	$0.22	$(0.11)	$(0.53)
Income (loss) from discontinued operations	0.74	0.11	0.08	1.06	0.20

Income (loss) per share - diluted	$0.81	$0.15	$0.30	$0.95	$(0.33)

Shares - Basic	53,287	53,098	47,480	51,146	47,009

Shares - Diluted	54,991	55,175	48,873	51,146	47,009

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	October 2, 2015	October 3, 2014
ASSETS
Current assets:
Cash and cash equivalents	$122,312	$173,895
Short term investments	39,557	—
Accounts receivable, net	83,950	62,258
Inventories	79,943	71,481
Prepaids and other current assets	58,457	50,726
Current assets, discontinued operations	—	14,989

Total current assets	384,219	373,349
Property and equipment, net	83,759	50,052
Goodwill and intangible assets, net	337,012	153,417
Deferred income taxes	48,239	84,629
Other long-term assets	13,022	20,232
Other assets, discontinued operations	—	555

TOTAL ASSETS	$866,251	$682,234

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt obligations	$4,058	$3,478
Accounts payable, accrued liabilities and other	67,418	74,247
Other current liabilities, discontinued operations	—	7,921

Total current liabilities	71,476	85,646
Long-term debt obligations, less current portion	340,504	343,178
Common stock warrant liability	21,822	15,801
Deferred income taxes and other	7,916	9,042

Total liabilities	441,718	453,667
Stockholders’ equity	424,533	228,567

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$866,251	$682,234

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Fiscal Year Ended
	October 2, 2015	October 3, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$48,589	$(15,323)
Non-cash adjustments	109,045	57,755
Gain on sale of business	(63,256)	—
Change in operating assets and liabilities	(60,700)	(16,960)

Net cash from operating activities	33,678	25,472

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net	(208,352)	(260,875)
Sale of businesses and product line	81,208	24,345
Purchase of investment securities	(40,183)	—
Strategic investments	1,500	(5,250)
Purchases of property and equipment	(38,252)	(16,973)
Acquisition of intellectual property	(3,346)	(5,490)

Net cash used in investing activities	(207,425)	(264,243)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of debt	(5,004)	(44,417)
Proceeds from stock offering	127,761	—
Repurchase of common stock	(8,626)	(1,282)
Borrowings on revolving facility	100,000	245,000
Payments on revolving facility	(100,000)	(245,000)
Proceeds from notes payable	—	350,000
Proceeds from stock awards and units	5,450	4,028
Capital contributions	—	3,200
Other adjustments	2,826	(9,169)

Net cash from financing activities	122,407	302,360

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(243)	(182)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(51,583)	63,407
CASH AND CASH EQUIVALENTS - Beginning of period	173,895	110,488

CASH AND CASH EQUIVALENTS - End of period	$122,312	$173,895

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended		Three Months Ended				Fiscal Year Ended
	October 2, 2015		July 3, 2015		October 3, 2014		October 2, 2015		October 3, 2014
	Amount				Amount		Amount		Amount
Revenue - GAAP	$112,564		$109,058		$93,859		$420,609		$339,189
Nitronex prior to acquisition	—		—		—		—		(1,048)

Adjusted Revenue (NonGAAP)	$112,564		$109,058		$93,859		$420,609		$338,141

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross Profit - GAAP	$56,961	50.6	$52,496	48.1	$48,784	52.0	$203,590	48.4	$140,940	41.6
Nitronex prior to acquisition	—	—	—	—	—	—	—	—	959	0.3
Intangible amortization expense	7,647	6.8	6,932	6.4	4,495	4.8	27,285	6.5	18,274	5.4
Non-cash compensation expense	607	0.5	485	0.4	404	0.4	2,011	0.5	1,721	0.5
Equity-based compensation	(21)	—	27	—	13	—	243	0.1	66	—
Acquisition FMV step-up expense (inventory/fixed assets)	(631)	(0.6)	2,464	2.3	168	0.2	6,206	1.5	18,875	5.6
Third-party engineering costs	—	—	396	0.4	493	0.5	1,625	0.4	1,463	0.4
Integration costs and synergy savings	41	—	487	0.4	100	0.1	880	0.2	1,406	0.4

Adjusted Gross Profit (NonGAAP)	$64,604	57.4	$63,287	58.0	$54,457	58.0	$241,840	57.5	$183,704	54.3

Research and Development - GAAP	$22,002	19.5	$20,965	19.2	$19,540	20.8	$82,188	19.5	$71,351	21.0
Nitronex prior to acquisition	—	—	—	—	—	—	—	—	(1,423)	(0.2)
Non-cash compensation expense	(2,380)	(2.1)	(1,456)	(1.3)	(680)	(0.7)	(6,404)	(1.5)	(2,678)	(0.8)
Equity-based compensation	27	—	(305)	(0.3)	(112)	(0.1)	(1,466)	(0.3)	(477)	(0.1)
Acquisition FMV step-up expense (inventory/fixed assets)	(204)	(0.2)	(204)	(0.2)	(204)	(0.2)	(816)	(0.2)	(663)	(0.2)
Integration costs and synergy savings	(149)	(0.1)	(74)	(0.1)	(898)	(1.0)	(531)	(0.1)	(4,456)	(1.3)
Third-party engineering costs	—	—	396	0.4	493	0.5	1,625	0.4	1,463	0.4

Adjusted Research and Development (NonGAAP)	$19,296	17.1	$19,322	17.7	$18,139	19.3	$74,596	17.7	$63,117	18.7

Selling, General and Administrative - GAAP	$29,964	26.6	$26,592	24.4	$19,595	20.9	$110,030	26.2	$82,593	24.4
Nitronex prior to acquisition	—	—	—	—	—	—	—	—	(685)	(0.2)
Earn-out costs	(330)	(0.3)	—	—	—	—	(330)	(0.1)	—	—
Intangible amortization expense	(4,345)	(3.9)	(3,201)	(2.9)	(432)	(0.5)	(11,695)	(2.8)	(1,779)	(0.5)
Non-cash compensation expense	(5,589)	(5.0)	(4,697)	(4.3)	(1,613)	(1.7)	(20,239)	(4.8)	(6,632)	(2.0)
Equity-based compensation	173	0.2	(246)	(0.2)	(106)	(0.1)	(891)	(0.2)	(467)	(0.1)
Acquisition FMV step-up expense (inventory/fixed assets)	(28)	—	(28)	—	(28)	—	(112)	—	(88)	—
Litigation related costs	(188)	(0.2)	21	—	(653)	(0.7)	(933)	(0.2)	(1,598)	(0.5)
Transaction expenses	(193)	(0.2)	(125)	(0.1)	—	—	(4,423)	(1.1)	(4,472)	(1.3)
Integration costs and synergy savings	(315)	(0.3)	(136)	(0.1)	(485)	(0.6)	(1,029)	(0.2)	(9,399)	(2.8)

Adjusted Selling, General and Administrative (NonGAAP)	$19,149	17.0	$18,180	16.7	$16,278	17.3	$70,378	16.7	$57,473	17.0

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Total operating expenses - GAAP	$52,274	46.4	$48,115	44.1	$38,233	40.7	$193,498	46.0	$168,767	49.8
Nitronex prior to acquisition	—	—	—	—	—	—	—	—	(2,108)	(0.3)
Intangible amortization expense	(4,345)	(3.9)	(3,201)	(2.9)	(432)	(0.5)	(11,695)	(2.8)	(1,779)	(0.5)
Non-cash compensation expense	(7,968)	(7.1)	(6,153)	(5.6)	(2,293)	(2.4)	(26,642)	(6.3)	(9,310)	(2.8)
Equity-based compensation	199	0.2	(551)	(0.5)	(218)	(0.2)	(2,358)	(0.6)	(944)	(0.3)
Acquisition FMV step-up expense (inventory/fixed assets)	(232)	(0.2)	(232)	(0.2)	(232)	(0.2)	(928)	(0.2)	(751)	(0.2)
Contingent consideration and earn-out costs	(330)	(0.3)	—	—	—	—	(330)	(0.1)	—	—
Restructuring charges	(309)	(0.3)	(558)	(0.5)	902	1.0	(1,280)	(0.3)	(14,823)	(4.4)
Integration costs and synergy savings	(464)	(0.4)	(210)	(0.2)	(1,383)	(1.5)	(1,560)	(0.4)	(13,855)	(4.1)
Litigation related costs	(188)	(0.2)	21	—	(653)	(0.7)	(933)	(0.2)	(1,598)	(0.5)
Transaction expenses	(192)	(0.2)	(125)	(0.1)	—	—	(4,423)	(1.1)	(4,472)	(1.3)
Third-party engineering	—	—	396	0.4	493	0.5	1,625	0.4	1,463	0.4

Adjusted Total Operating Expenses (NonGAAP)	$38,445	34.2	$37,502	34.4	$34,417	36.7	$144,974	34.5	$120,590	35.7

Income (loss) from operations - GAAP	$4,687	4.2	$4,381	4.0	$10,551	11.2	$10,092	2.4	$(27,827)	(8.2)
Nitronex prior to acquisition	—	—	—	—	—	—	—	(0.1)	3,067	0.9
Intangible amortization expense	11,992	10.7	10,133	9.3	4,927	5.2	38,983	9.3	20,053	5.9
Non-cash compensation expense	8,575	7.6	6,638	6.1	2,697	2.9	28,653	6.8	11,031	3.3
Equity-based compensation	(221)	(0.2)	578	0.5	231	0.2	2,600	0.6	1,010	0.3
Contingent consideration and earn-out costs	330	0.3	—	—	—	—	330	0.1	—	—
Restructuring charges	308	0.3	558	0.5	(902)	(1.0)	1,280	0.3	14,823	4.4
Acquisition FMV step-up expense (inventory/fixed assets)	(399)	(0.4)	2,696	2.5	400	0.4	7,134	1.7	19,626	5.8
Litigation related costs	188	0.2	(21)	—	653	0.7	933	0.2	1,598	4.5
Transaction expenses	192	0.2	125	0.1	—	—	4,423	1.1	4,472	0.5
Integration costs and synergy savings	505	0.4	697	0.6	1,483	1.6	2,439	0.6	15,261	1.3

Adjusted Income (Loss) from Operations (NonGAAP)	$26,157	23.2	$25,785	23.6	$20,040	21.4	$96,867	23.0	$63,114	18.7

Depreciation expense	3,786	3.4	3,253	3.0	3,201	3.4	14,128	3.4	12,555	3.7
Other income, net	—	—	—	—	—	—	—	—	118	—

Adjusted EBITDA	$29,943	26.6	$29,038	26.6	$23,241	34.4	$110,995	26.4	$75,787	22.4

Interest expense- GAAP	$4,425	3.9	$4,505	4.1	$4,529	4.8	$18,376	4.4	$12,362	3.7
Non-cash interest expense	(405)	(0.4)	(405)	(0.4)	(381)	(0.4)	(1,652)	(0.4)	(3,021)	(0.9)

Adjusted Interest Expense (NonGAAP)	$4,020	3.6	$4,100	3.8	$4,148	4.4	$16,724	4.0	$9,341	2.8

Net income (loss) - GAAP	$54,405	48.3	$8,027	7.4	$14,537	15.5	$48,589	11.6	$(15,323)	(4.5)

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Discontinued operations	(40,564)	(36.0)	(6,271)	(5.8)	(3,959)	(4.2)	(54,131)	(12.9)	(9,491)	(2.8)
Nitronex prior to acquisition	—	—	—	—	—	—	—	—	3,067	0.9
Intangible amortization expense	11,992	10.7	10,133	9.3	4,927	5.2	38,980	9.3	20,053	5.9
Non-cash compensation expense	8,576	7.6	6,638	6.1	2,697	2.9	28,654	6.8	11,031	3.3
Equity-based compensation	(221)	(0.2)	578	0.5	231	0.2	2,600	0.6	1,010	0.3
Impairment of minority investment	—	—	—	—	—	—	3,500	0.8	—	—
Contingent consideration	330	0.3	—	—	—	—	(1,670)	(0.4)	—	—
Restructuring charges	308	0.3	558	0.5	(902)	(1.0)	1,280	0.3	14,823	4.4
Warrant liability (gain) expense	(9,651)	(8.6)	(546)	(0.5)	(1,638)	(1.7)	6,020	1.4	3,928	1.2
Non-cash interest expense	405	0.4	405	0.4	381	0.4	1,652	0.4	3,021	0.9
Acquisition FMV step-up expense (inventory/fixed assets)	(399)	(0.4)	2,696	2.5	400	0.4	7,134	1.7	19,626	5.8
Litigation related costs	188	0.2	(21)	—	653	0.7	933	0.6	1,598	4.5
Integration costs and synergy savings	505	0.4	697	0.6	1,483	1.6	2,440	0.2	15,261	0.5
Transaction expenses	192	0.2	125	0.1	—	—	4,422	1.1	4,472	1.3
Tax effect of non-GAAP adjustments	(7,117)	(6.3)	(4,811)	(4.4)	(5,003)	(5.3)	(21,877)	(5.2)	(25,786)	(7.6)
Transition services for divested business and other	(130)	(0.1)	225	0.2	(776)	(0.8)	(404)	(0.1)	(3,099)	(0.9)

Adjusted Net Income (NonGAAP)	$18,819	16.7	$18,433	16.9	$13,031	13.9	$68,122	16.2	$44,191	13.1

	Three Months Ended		Three Months Ended				Fiscal Year Ended
	October 2, 2015		July 3, 2015		October 3, 2014		October 2, 2015		October 3, 2014
	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share
GAAP	$54,405	$0.81	$8,027	$0.15	$14,537	$0.30	$48,588	$0.95	$(15,323)	$(0.33)

Adjusted (NonGAAP)	$18,819	$0.34	$18,433	$0.33	$13,031	$0.27	$68,122	$1.28	$44,191	$0.91

	Shares		Shares		Shares		Shares		Shares
Diluted Shares - GAAP	54,991		55,175		48,873		51,146		47,009
Incremental stock options, warrants, restricted stock and units	—		—		—		2,056		1,408

Adjusted Diluted Shares (NonGAAP)	54,991		55,175		48,873		53,202		48,417